UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): December 8, 2016

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On December 8, 2016, Alta Mesa Holdings, LP (the “Company”) and its wholly owned subsidiary Alta Mesa Finance Services Corp. (together with the Company, the “Issuers”) issued $500 million in aggregate principal amount of its 7.875% senior notes due 2024 (the “Notes”) to Wells Fargo Securities, LLC and other initial purchasers (the “Initial Purchasers”) for resale to certain qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to eligible purchasers outside of the United States pursuant to Regulation S under the Securities Act.

Net proceeds to the Company, after deducting Initial Purchasers’ discounts and estimated offering expenses, were approximately $491 million. The Company is using the net proceeds of the offering as follows:

•	approximately $386 million was used to fund the payment of tendered and accepted notes in the Company’s tender offer (the “Tender Offer”) to purchase for cash, subject to certain conditions, any and all of the Company’s $450 million aggregate principal amount of 9.625% senior notes due 2018 (the “2018 Notes”), and fees and expenses thereof;

•	approximately $73 million will be used to pay the redemption price of the Company’s 2018 Notes that remained outstanding after consummation of the Tender Offer; and

•	the remainder will be used to repay a portion of our existing indebtedness under our senior secured revolving credit facility.

The Notes are fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantee”) by certain subsidiaries of the Company (the “Subsidiary Guarantors”), and will be guaranteed by the Company’s future domestic restricted subsidiaries, other than certain immaterial subsidiaries. The terms of the Notes are governed by the indenture, dated as of December 8, 2016 (the “Indenture”), by and among the Issuers, the Subsidiary Guarantors and U.S. Bank, N.A., as trustee (the “Trustee”).

The Notes will mature on December 15, 2024, and interest is payable semi-annually on June 15 and December 15 of each year, beginning June 15, 2017. At any time prior to December 15, 2019, the Company may, from time to time, redeem up to 35% of the aggregate principal amount of the Notes in an amount of cash not greater than the net cash proceeds from certain equity offerings at the redemption price of 107.875% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the Notes remains outstanding after such redemption and the redemption occurs within 120 days of the closing date of such equity offering. At any time prior to December 15, 2019, the Company may, on any one or more occasions, redeem all or part of the Notes for cash at a redemption price equal to 100% of their principal amount of the Notes redeemed plus an applicable make-whole premium and accrued and unpaid interest, if any, to the date of redemption. Upon the occurrence of certain kinds of change of control, each holder of the Notes may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of repurchase. On and after December 15, 2019, the Company may redeem the Notes, in whole or in part, at redemption prices (expressed as percentages of principal amount) equal to 105.906% for the twelve-month period beginning on December 15, 2019, 103.938% for the twelve-month period beginning December 15, 2020, 101.969% for the twelve-month period beginning on December 15, 2021 and 100.000% beginning on December 15, 2022, plus accrued and unpaid interest, if any, to the date of redemption.

The Notes and the related guarantees are the Issuers’ and the Subsidiary Guarantors’ unsecured, senior obligations. Accordingly, they will rank equal in right of payment to all of the Company’s existing and future senior indebtedness; senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated to the Notes or the respective guarantees; effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, including amounts outstanding under the Company’s senior secured revolving credit facility; and structurally subordinated to all existing and future indebtedness and obligations of any of the Company’s subsidiaries that do not guarantee the Notes.

The Indenture contains certain covenants limiting the Issuers’ ability and the ability of the Restricted Subsidiaries (as defined in the Indenture) to, under certain circumstances, prepay subordinated indebtedness, pay distributions, redeem stock or make certain restricted investments; incur indebtedness; create liens on the Issuers’ assets to secure debt; restrict dividends, distributions or other payments from subsidiaries to the Company; enter into transactions with affiliates; designate subsidiaries as unrestricted subsidiaries; sell or otherwise transfer or dispose of assets, including equity interests of restricted subsidiaries; effect a consolidation or merger; and change the Company’s line of business.

The Indenture contains customary events of default, including:

•	default in any payment of interest on the Notes when due, continued for 30 days;

•	default in the payment of principal of or premium, if any, on the Notes when due;

•	failure by the Issuers or any Subsidiary Guarantor to comply with its obligations under the Indenture;

•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Issuers or Restricted Subsidiaries;

•	certain events of bankruptcy, insolvency or reorganization of the Issuers or Restricted Subsidiaries;

•	failure by the Issuers or certain subsidiaries that would constitute a payment of final judgment aggregating in excess of $20.0 million.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Issuers and the Subsidiary Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers, dated December 8, 2016. Pursuant to the Registration Rights Agreement, the Issuers and the Subsidiary Guarantors have agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) to enable the holders of the Notes to exchange the Notes for registered notes (the “Exchange Notes”) that have substantially identical terms as the Notes. The Issuers and the Subsidiary Guarantors will use commercially reasonable efforts to cause the registration statement for the exchange to be declared effective by the SEC within 360 days after the issue date of the Notes. The Issuers and the Subsidiary Guarantors will be obligated to pay additional interest on the Notes if they do not comply with this obligation within the specified time period.

Certain of the Initial Purchasers and their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Company and its affiliates, for which they received or may in the future receive customary fees and expenses. In particular, affiliates of certain of the Initial Purchasers act as administrative agent and/or lenders under the Company’s senior secured revolving credit facility.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth on Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01. Other Information

On December 8, 2016, the Company issued a press release announcing the closing of its private offering of the Notes. The Company is filing a copy of the press release announcing the closing of its private offering of the Notes as Exhibit 99.1 hereto, which is incorporated by reference into this Item 8.01.

On December 8, 2016, the Company issued a press release announcing the completion of the Tender Offer. The Company is filing a copy of the press release announcing the completion of the Tender Offer as Exhibit 99.2 hereto, which is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Title of Document

4.1	Indenture, dated as of December 8, 2016, by and among Alta Mesa Holdings, LP, Alta Mesa Finance Services Corp., the Subsidiary Guarantors and Wells Fargo Securities, LLC, as representative of the Initial Purchasers.

4.2	Registration Rights Agreement, dated as of December 8, 2016, by and among Alta Mesa Holdings, LP, Alta Mesa Finance Services Corp., the Subsidiary Guarantors and Wells Fargo Securities, LLC, as representative of the Initial Purchasers.

99.1	Press release dated December 8, 2016 announcing the closing of the private offering of the Notes.

99.2	Press release dated December 8, 2016 announcing the completion of the Tender Offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

December 8, 2016	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP

Exhibit Index

Exhibit Number	Title of Document

4.1	Indenture, dated as of December 8, 2016, by and among Alta Mesa Holdings, LP, Alta Mesa Finance Services Corp., the Subsidiary Guarantors and Wells Fargo Securities, LLC, as representative of the Initial Purchasers.

4.2	Registration Rights Agreement, dated as of December 8, 2016, by and among Alta Mesa Holdings, LP, Alta Mesa Finance Services Corp., the Subsidiary Guarantors and Wells Fargo Securities, LLC, as representative of the Initial Purchasers.

99.1	Press release dated December 8, 2016 announcing the closing of the private offering of the Notes.

99.2	Press release dated December 8, 2016 announcing the completion of the Tender Offer.